As filed with the Securities and Exchange Commission on February 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Shattuck Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-2575858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 W. 5th Street, Suite 1200

Austin, TX 78701

(512) 900-4690

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shattuck Labs, Inc. 2020 Equity Incentive Plan

Shattuck Labs, Inc. 2020 Employee Stock Purchase Plan

(Full title of the plan)

Taylor Schreiber, M.D., Ph.D.

Chief Executive Officer

Shattuck Labs, Inc.

500 W. 5th Street, Suite 1200

Austin, TX 78701

(512) 900-4690

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ryan A. Murr Branden C. Berns Gibson, Dunn & Crutcher LLP One Embarcadero Center, Suite 2600 San Francisco, CA 94111-3715 (415) 393-8373	Stephen Stout General Counsel, Corporate Secretary and Chief Ethics and Compliance Officer Shattuck Labs, Inc. 500 W. 5th Street, Suite 1200 Austin, TX 78701 (512) 900-4690

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Shattuck Labs, Inc. (the “Registrant”), relating to 1,890,404 shares of its common stock, par value $0.0001 per share (the “Common Stock”), available for issuance pursuant to awards under the Shattuck Labs, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) and 472,601 shares of Common Stock issuable under the Shattuck Labs, Inc. 2020 Employee Stock Purchase Plan (the “ESPP” and, together with the 2020 Plan, the “Plans”).

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (“Commission”) on October  19, 2020 (Registration No. 333-249555), on March  16, 2021 (Registration No. 333-254340), on March  15, 2022 (Registration No. 333-263552) and on February  23, 2023 (Registration No. 333-269955), which relate to the Plans, are incorporated herein by reference and made a part hereof, except for those items being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Shattuck Labs, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 14, 2020 (Commission File No. 001-39593)).

4.2	Amended and Restated Bylaws of Shattuck Labs, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 14, 2020 (Commission File No. 001-39593)).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

99.1	2020 Equity Incentive Plan (incorporated by reference from Exhibit 10.9 of the Company’s Amendment No. 2 to Registration Statement on Form S-1 filed on October 8, 2020 (Commission File No. 333-248918)).

99.2	2020 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.10 of the Company’s Amendment No. 2 to Registration Statement on Form S-1 filed on October 8, 2020 (Commission File No. 333-248918)).

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas, on February 29, 2024.

Shattuck Labs, Inc.

By:	/s/ Dr. Taylor Schreiber
Name:	Dr. Taylor Schreiber
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Taylor Schreiber and Andrew R. Neill, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Dr. Taylor Schreiber Dr. Taylor Schreiber	Chief Executive Officer and Director (principal executive officer)	February 29, 2024

/s/ Andrew R. Neill Andrew R. Neill	Chief Financial Officer (principal financial and accounting officer)	February 29, 2024

/s/ Dr. George Golumbeski Dr. George Golumbeski	Chairman of the Board	February 29, 2024

/s/ Helen M. Boudreau Helen M. Boudreau	Director	February 29, 2024

/s/ Dr. Neil Gibson Dr. Neil Gibson	Director	February 29, 2024

/s/ Dr. Carrie Brownstein Dr. Carrie Brownstein	Director	February 29, 2024

/s/ Michael Lee Michael Lee	Director	February 29, 2024

/s/ Tyler Brous Tyler Brous	Director	February 29, 2024